Ex. 99.1
XPEL Reports Revenue of $137.8 million; Revenue Growth of 9.9% in Third Quarter 2026

San Antonio, TX – November 4, 2026 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the third quarter and nine months ended September 30, 2026.

Third Quarter 2026 Overview:

•Revenue increased 9.9% to $137.8 million in the third quarter of 2026 compared to $125.4 million in the third quarter of 2025.

•Gross margin of 44.6% in the third quarter of 2026 compared to 41.8% in the third quarter last year.

•Net income attributable to stockholders of the Company increased 26.3% to $16.3 million, or $0.59 per basic and diluted share, versus net income attributable to stockholders of the Company of $12.9 million, or $0.47 per basic and diluted share in the third quarter of 2025.

•Adjusted net income attributable to stockholders increased 31.7% to $17.0 million. Adjusted earnings per share was $0.62 per basic and diluted share. Adjusted net income attributable to stockholders and adjusted earnings per share excludes costs related to the start-up and ramp-up of the Company’s San Antonio manufacturing facility investment incurred prior to reaching full operational capacity.2

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 28.3% to $25.6 million, or 18.6% of revenue, compared to $19.9 million, or 15.9% of revenue in the third quarter of 2025.2

•Adjusted EBITDA grew 30.7% to $26.1 million or 18.9% of revenue. Adjusted EBITDA excludes costs related to the start-up and ramp-up of the Company’s San Antonio manufacturing investments incurred prior to reaching full operational capacity.2

First Nine Months 2026 Overview:

•Revenue increased 12.5% to $398.2 million in the first nine months of 2026 compared to $353.9 million in the same period in 2025.

•Gross margin of 44.2% in the first nine months of 2026 compared to 42.3% in the first nine months last year.

•Net income attributable to stockholders of the Company increased 18.3% to $44.7 million, or $1.62 per basic and diluted share, versus net income attributable to stockholders of the Company of $37.8 million, or $1.37 per basic and diluted share in the first nine months of 2025.

•Adjusted net income attributable to stockholders increased 22.2% to $46.2 million. Adjusted earnings per share was $1.67 per basic and diluted share. Adjusted net income attributable to stockholders and adjusted earnings per share exclude acquisition related expenses associated with the purchase of the China manufacturer and costs related to the start-up and ramp-up of the Company’s San Antonio manufacturing investments incurred prior to reaching full operational capacity.2

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 21.3% to $70.1 million, or 17.6% of revenue, compared to $57.8 million, or 16.3% of revenue in the first nine months of 2025.2

•Adjusted EBITDA grew 23.4% to $71.3 million or 17.9% of revenue. Adjusted EBITDA exclude acquisition related expenses associated with the purchase of the China manufacturer and costs related to the start-up and ramp-up of the Company’s San Antonio manufacturing investments incurred prior to reaching full operational capacity.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We delivered a solid third quarter in a challenging environment, growing revenue nearly 10% and expanding gross margin for the third consecutive quarter. Our manufacturing investments in San Antonio and China remain on track, and we are confident they will drive meaningful margin expansion in the years ahead."

Financial Highlights for the Third Quarter 2026:

Summary consolidated financial information for the third quarter ended September 30, 2026 and 2025 (unaudited, dollars in thousands):

	Three Months Ended September 30,				% Change
	2026	% of Total Revenue	2025	% of Total Revenue	2026 vs. 2025
Total revenue	$137,809	100.0%	$125,415	100.0%	9.9%
Gross margin	61,509	44.6%	52,424	41.8%	17.3%
Operating Expenses	40,431	29.3%	35,673	28.4%	13.3%
Net income attributable to stockholders of the Company	16,341	11.9%	12,940	10.3%	26.3%
EBITDA[2]	25,583	18.6%	19,944	15.9%	28.3%
Net cash provided by operating activities	$21,083	15.3%	$33,154	26.4%	(36.4)%

Geographical Revenue Summary

	Three Months Ended September 30,		% Change	% of Total Revenue
	2026	2025	Inc (Dec)	2026	2025
United States	$76,719	$71,725	7.0%	55.7%	57.2%
Canada	15,293	12,975	17.9%	11.1%	10.4%
North America	92,012	84,700	8.6%	66.8%	67.6%
China	15,351	10,074	52.4%	11.1%	8.0%
Asia Other	6,308	5,545	13.8%	4.6%	4.3%
Asia Pacific	21,659	15,619	38.7%	15.7%	12.3%
EU, UK, and Africa	16,182	16,537	(2.1)%	11.7%	13.2%
India and Middle East	4,770	5,718	(16.6)%	3.5%	4.6%
Latin America	3,186	2,841	12.1%	2.3%	2.3%
Total	$137,809	$125,415	9.9%	100.0%	100.0%

Overall Revenue
•Total revenue grew 9.9% compared to third quarter 2025 ("YoY").
•US revenue increased 7.0%YoY.

Product and Service Revenue
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 10.0% YoY.
•Total window film revenue increased 11.8% YoY and represented 22.4% of total revenue.
•Total service revenue excluding cutbank credit revenue increased 9.5% YoY.
•Total installation revenue (labor and product combined) grew 4.5% YoY.

Other Financial Information
•Gross margin was 44.6% and 41.8% in the third quarter of 2026 and 2025, respectively.
•Total operating expenses increased 13.3% YoY.
•Sales and marketing expenses increased 8.7% YoY and represented 10.9% of revenue.
•General and administrative expenses increased 16.3% YoY and represented 18.5% of revenue.

Cash Flows from Operations
•Cash flows provided by operations were $21.1 million in the third quarter 2026 compared to $33.2 million in the third quarter of 2025.

2026 Fourth Quarter Outlook

•The Company expects fourth quarter 2026 revenue of approximately $125 - $127 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2026 Fourth Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, November 4, 2026 at 8:30 a.m. Eastern Time to discuss the Company’s third quarter 2026 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 875419.

A replay of the teleconference will be available until December 4, 2026 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 54582.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1The results summarized above for 2026 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the third quarter of 2026, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full third quarter 2026 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to November 6, 2026.

2See "Non-GAAP Financial Measures" and "Reconciliation of Non-GAAP Financial Measures" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the Company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. This press release also includes an analysis of adjusted EBITDA, adjusted diluted earnings per share attributable to Stockholders and adjusted net income attributable to stockholders as additional consolidated, non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable GAAP measures and for a discussion of why we consider these non-GAAP measures useful, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measures."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue
Product revenue	$108,715	$95,459	$309,103	$268,966
Service revenue	29,094	29,956	89,113	84,967
Total revenue	137,809	125,415	398,216	353,933

Cost of Sales
Cost of product sales	62,175	59,838	180,003	166,468
Cost of service	14,125	13,153	42,334	37,629
Total cost of sales	76,300	72,991	222,337	204,097
Gross Margin	61,509	52,424	175,879	149,836

Operating Expenses
Sales and marketing	14,997	13,794	45,546	37,531
General and administrative	25,434	21,879	73,029	65,136
Total operating expenses	40,431	35,673	118,575	102,667

Operating Income	21,078	16,751	57,304	47,169

Interest expense	408	1	674	83
Other (income) expense	(261)	—	(261)	—
Foreign currency exchange (gain) loss	(243)	110	(926)	(1,164)

Income before income taxes	21,174	16,640	57,817	48,250
Income tax expense	4,466	3,505	12,303	10,321
Net Income	$16,708	$13,135	$45,514	$37,929
Net income attributed to non-controlling interest	367	195	789	113
Net income attributable to stockholders of the Company	$16,341	$12,940	$44,725	$37,816

Earnings per share attributable to stockholders of the Company
Basic	$0.59	$0.47	$1.62	$1.37
Diluted	$0.59	$0.47	$1.62	$1.37
Weighted Average Number of Common Shares
Basic	27,542	27,675	27,565	27,665
Diluted	27,638	27,701	27,650	27,683

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	September 30, 2026	December 31, 2025
Assets
Current
Cash and cash equivalents	$45,698	$50,864
Accounts receivable, net	59,081	49,846
Inventory	132,195	122,755
Prepaid expenses and other current assets	6,105	6,651
Income tax receivable	1,300	581
Total current assets	244,379	230,697
Property and equipment, net	95,123	15,797
Right-of-use lease assets	19,811	21,561
Intangible assets, net	56,327	49,620
Deferred tax asset, net	1,572	—
Other non-current assets	7,190	5,574
Goodwill	71,225	59,277
Total assets	$495,627	$382,526
Liabilities
Current
Short-term debt	$1,792	$59
Current portion of lease liabilities	5,466	6,094
Accounts payable and accrued liabilities	67,508	54,289
Other short-term liabilities	20,676	10,558
Total current liabilities	95,442	71,000
Deferred tax liability, net	—	120
Other long-term liabilities	8,343	9,511
Non-current portion of lease liabilities	15,573	16,710
Long-term debt	42,560	—
Total liabilities	161,918	97,341
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,722,793 and 27,682,807 issued, respectively	28	28
Additional paid-in-capital	20,897	18,049
Accumulated other comprehensive loss	(1,141)	(135)
Retained earnings	310,064	265,339
Treasury stock, 206,777 and 78,624 shares at cost, respectively	(8,937)	(2,999)
Stockholders’ equity	320,911	280,282
Non-controlling interest	12,798	4,903
Total stockholders’ equity	333,709	285,185
Total liabilities and stockholders’ equity	$495,627	$382,526

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$16,708	$13,135	$45,514	$37,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,702	1,640	5,104	4,733
Amortization of intangible assets	2,299	1,663	6,519	4,722
Gain on sale of property and equipment	(9)	(17)	(20)	(11)
Stock compensation	1,142	1,080	3,356	2,776
Provision for credit losses	313	678	1,110	859
Deferred income tax	191	(825)	(1,379)	(2,727)

Changes in assets and liabilities:
Accounts receivable, net	(4,709)	455	(9,487)	(7,386)
Inventory	(2,364)	(2,716)	(6,430)	5,195
Prepaid expenses and other current assets	252	1,590	1,530	(308)
Income taxes receivable and payable	(4,831)	1,902	(1,960)	2,954
Accounts payable and accrued liabilities	10,389	14,569	15,393	15,535
Net cash provided by operating activities	21,083	33,154	59,250	64,271
Cash flows used in investing activities
Purchases of property, plant and equipment	(1,872)	(989)	(76,692)	(2,934)
Proceeds from sale of property and equipment	8	19	66	34
Acquisition of businesses, net of cash acquired	(5,294)	(14,981)	(12,430)	(15,165)
Purchase of long term investments	—	(1,685)	—	(1,685)
Development of intangible assets	(629)	(248)	(1,506)	(1,036)
Net cash used in investing activities	(7,787)	(17,884)	(90,562)	(20,786)
Cash flows from financing activities
Borrowings of debt	—	—	44,800	—
Restricted stock withholding taxes paid in lieu of issued shares	(67)	—	(509)	(161)
Repayments of debt	(448)	(18)	(506)	(117)
Payments of deferred acquisition consideration	(4,493)	(147)	(11,124)	(147)
Purchases of treasury shares	(2,999)	—	(5,938)	—
Net cash (used in) provided by financing activities	(8,007)	(165)	26,723	(425)
Net change in cash and cash equivalents	5,289	15,105	(4,589)	43,060
Foreign exchange impact on cash and cash equivalents	(266)	(199)	(577)	(650)
Increase (decrease) in cash and cash equivalents during the period	5,023	14,906	(5,166)	42,410
Cash and cash equivalents at beginning of period	40,675	49,591	50,864	22,087
Cash and cash equivalents at end of period	$45,698	$64,497	$45,698	$64,497

Supplemental schedule of non-cash activities
Non-cash acquisition consideration	$756	$33,537	$15,028	$33,537
Non-cash lease financing	$3,629	$1,556	$4,682	$4,396
Issuance of Common Stock for vested restricted stock units	$335	$327	$2,247	$848
Non-cash minority interest contribution	$18	$4,462	$7,106	$4,462

Supplemental cash flow information
Cash paid for income taxes	$7,621	$2,665	$14,234	$10,122
Cash paid for interest	$408	$—	$669	$89

Reconciliation of Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP. EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

We use adjusted EBITDA, adjusted earnings per share attributable to stockholders and adjusted net income attributable to stockholders, together with financial measures prepared in accordance with GAAP to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. We believe these measures are useful for investors to assess the operating performance of our business without the effect of costs related to the start-up and ramp-up of our manufacturing operations. In the following tables, there could be immaterial difference in amounts presented due to rounding.

EBITDA Reconciliation (in thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2026	2025	2026	2025
Net Income	$16,708	$13,135	$45,514	$37,929
Interest	408	1	674	83
Taxes	4,466	3,505	12,303	10,321
Depreciation	1,702	1,640	5,104	4,733
Amortization	2,299	1,663	6,519	4,722
EBITDA	$25,583	$19,944	$70,114	$57,788

EBITDA to Adjusted EBITDA Reconciliation (in thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2026	2025	2026	2025
EBITDA	$25,583	$19,944	$70,114	$57,788
Acquisition-related expenses	—	—	743	—
Manufacturing investments start up costs	477	—	467	—
Adjusted EBITDA	$26,060	$19,944	$71,324	$57,788

Net income Attributable to Stockholders of the Company to Adjusted Net Income Attributable to Stockholders of the Company Reconciliation (in thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2026	2025	2026	2025
Net income attributable to stockholders of the Company	$16,341	$12,940	$44,725	$37,816
Adjusting items, net of tax effect:
Acquisition-related expenses	—	—	587	—
Manufacturing investments start up costs	697	—	896	—
Adjusted net income attributable to stockholders of the Company	$17,038	$12,940	$46,208	$37,816

Net income attributable to stockholders of the Company per diluted common share	$0.59	$0.47	$1.62	$1.37

Adjusting Items, net of tax effect, per dilutive common share:
Acquisition-related expenses	—	—	0.02	—
Manufacturing investments start up costs	0.03	—	0.03	—
Adjusted net income attributable to stockholders of the Company per diluted common share	$0.62	$0.47	$1.67	$1.37